Exhibit 4.2.2
                            AMENDMENT
                   DATED AS OF JANUARY 27, 1995
                                TO
                  CREDIT AND SECURITY AGREEMENT
                  DATED AS OF NOVEMBER 30, 1992



     Reference is hereby made to that certain Credit and Security Agreement ("Credit Agreement") dated as of November 30, 1992 among Principal Mutual Life Insurance Company, Aetna Life Insurance Company, The Northwestern Mutual Life Insurance Company, Chemical Bank, Seattle-First National Bank and Bank of America Oregon, and WTD Industries, Inc. and its Affiliates and the Term Notes issued by the Borrowers in connection with the Credit Agreement. Capitalized terms used herein shall have the same meaning ascribed thereto in the Credit Agreement.

     The Term Note originally issued to Aetna Life Insurance
Company was split into two Notes which were sold to Franklin
Principal Maturity Trust ("Franklin") and Foothill Group, Inc. The Term Notes originally issued to Chemical Bank, Seattle-First
National Bank, and Bank of America Oregon were sold to Oppenheimer & Co., Inc. ("Oppenheimer").

     Pursuant to that certain Offer to Purchase dated January 13, 1995, Borrowers purchased $708,391.93 original face amount ($653,537.53 current principal amount) of Franklin's Term Note and $2,904,723.36 original face amount ($2,679,795.80 current principal amount) of Oppenheimer's Term Notes. Borrowers thereupon issued to Franklin and Oppenheimer substitute Term Notes reflecting the new principal amount owed to each after the purchase. Pursuant to the terms of the Offer to Purchase, $3,613,115.29 aggregate original face amount ($3,333,333.33 aggregate current principal amount) of Term Notes was cancelled. The purchase and cancellation has the effect of reducing the proportionate share of future scheduled principal and interest payments for Franklin and Oppenheimer and increasing the proportionate shares of each Lender who did not participate in the Offer to Purchase. Accordingly, certain exhibits to the Credit Agreement require amendment as follows:

     1. Credit Agreement Exhibits 2.04(a) and 2.05(b) are hereby restated in the form, respectively, of Exhibit 2.04(a) (Restated
01/27/95) and Exhibit 2.05(b) (Restated 01/27/95) attached hereto and incorporated herein.

     2. In all other respects, the Credit Agreement shall remain unchanged and in full force and effect.







EFFECTIVE DATE:     January 27, 1995.


PRINCIPAL MUTUAL LIFE              THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY                  INSURANCE COMPANY


By:___________________________     By:____________________________

Its:__________________________     Its:___________________________


By:___________________________     FOOTHILL GROUP, INC.

Its:__________________________
                                   By:____________________________

                                   Its:___________________________


OPPENHEIMER & CO., INC.


By:___________________________     WTD INDUSTRIES, INC.

Its:__________________________
                                   By:____________________________

                                   Its:___________________________


FRANKLIN PRINCIPAL MATURITY
TRUST


By:___________________________

Its:__________________________

WTD INDUSTRIES, INC.                                  EXHIBIT 2.04(a) (RESTATED 01/27/95)
ALLOCATION OF PRINCIPAL PAYMENTS                       to Credit and Security Agreement
FOR SECURED PROMISSORY NOTES                            Dated as of November 30, 1992
(RESTATED AS OF JAN 27, 1995)
                100.000000% TOTAL           47.228439% PRINCIPAL        20.235984% NORTHWESTERN      6.838639% OPPENHEIMER
              --------------------------  --------------------------  --------------------------  ------------------------
                PAYMENT       BALANCE       PAYMENT       BALANCE       PAYMENT       BALANCE       PAYMENT      BALANCE
              ------------  ------------  -----------  -------------  -----------  -------------  -----------  -----------
BALANCE DEC 31, 1994       54,087,212.32               23,970,264.80               10,270,546.98              6,150,670.04

PRINCIPAL PURCHASE
 JAN 27, 1995 3,333,333.33 50,753,878.99         0.00  23,970,264.80         0.00  10,270,546.98 2,679,795.80 3,470,874.24
SCHEDULED PAYMENTS
 MAR 15, 1995   225,000.00 50,528,878.99   106,263.99  23,864,000.81    45,530.96  10,225,016.02    15,386.94 3,455,487.30
 JUN 15, 1995   225,000.00 50,303,878.99   106,263.99  23,757,736.82    45,530.96  10,179,485.06    15,386.94 3,440,100.36
 SEP 15, 1995   225,000.00 50,078,878.99   106,263.99  23,651,472.83    45,530.96  10,133,954.10    15,386.94 3,424,713.42
 DEC 15, 1995   225,000.00 49,853,878.99   106,263.99  23,545,208.84    45,530.96  10,088,423.14    15,386.94 3,409,326.48
 MAR 15, 1996   225,000.00 49,628,878.99   106,263.99  23,438,944.85    45,530.96  10,042,892.18    15,386.94 3,393,939.54
 JUN 15, 1996   225,000.00 49,403,878.99   106,263.99  23,332,680.86    45,530.96   9,997,361.22    15,386.94 3,378,552.60
 SEP 15, 1996   225,000.00 49,178,878.99   106,263.99  23,226,416.87    45,530.96   9,951,830.26    15,386.94 3,363,165.66
 DEC 15, 1996   225,000.00 48,953,878.99   106,263.99  23,120,152.88    45,530.96   9,906,299.30    15,386.94 3,347,778.72
 MAR 15, 1997   225,000.00 48,728,878.99   106,263.99  23,013,888.89    45,530.96   9,860,768.34    15,386.94 3,332,391.78
 JUN 15, 1997   225,000.00 48,503,878.99   106,263.99  22,907,624.90    45,530.96   9,815,237.38    15,386.94 3,317,004.84
 SEP 15, 1997   225,000.00 48,278,878.99   106,263.99  22,801,360.91    45,530.96   9,769,706.42    15,386.94 3,301,617.90
 DEC 15, 1997   225,000.00 48,053,878.99   106,263.99  22,695,096.92    45,530.96   9,724,175.46    15,386.94 3,286,230.96
 MAR 15, 1998   400,000.00 47,653,878.99   188,913.75  22,506,183.17    80,943.94   9,643,231.52    27,354.56 3,258,876.40
 JUN 15, 1998   400,000.00 47,253,878.99   188,913.75  22,317,269.42    80,943.94   9,562,287.58    27,354.56 3,231,521.84
 SEP 15, 1998   400,000.00 46,853,878.99   188,913.75  22,128,355.67    80,943.94   9,481,343.64    27,354.56 3,204,167.28
 DEC 15, 1998   400,000.00 46,453,878.99   188,913.75  21,939,441.92    80,943.94   9,400,399.70    27,354.56 3,176,812.72
 MAR 15, 1999 1,000,000.00 45,453,878.99   472,284.39  21,467,157.53   202,359.84   9,198,039.86    68,386.39 3,108,426.33
 JUN 15, 1999 1,000,000.00 44,453,878.99   472,284.39  20,994,873.14   202,359.84   8,995,680.02    68,386.39 3,040,039.94
 SEP 15, 1999 1,000,000.00 43,453,878.99   472,284.39  20,522,588.75   202,359.84   8,793,320.18    68,386.39 2,971,653.55
 DEC 15, 1999 1,000,000.00 42,453,878.99   472,284.39  20,050,304.36   202,359.84   8,590,960.34    68,386.39 2,903,267.16
 MAR 15, 2000 1,000,000.00 41,453,878.99   472,284.39  19,578,019.97   202,359.84   8,388,600.50    68,386.39 2,834,880.77
 JUN 15, 2000 1,000,000.00 40,453,878.99   472,284.39  19,105,735.58   202,359.84   8,186,240.66    68,386.39 2,766,494.38
 SEP 15, 2000 1,000,000.00 39,453,878.99   472,284.39  18,633,451.19   202,359.84   7,983,880.82    68,386.39 2,698,107.99
 DEC 15, 2000 1,000,000.00 38,453,878.99   472,284.39  18,161,166.80   202,359.84   7,781,520.98    68,386.39 2,629,721.60
 MAR 15, 2001 1,000,000.00 37,453,878.99   472,284.39  17,688,882.41   202,359.84   7,579,161.14    68,386.39 2,561,335.21
 JUN 15, 2001 1,000,000.00 36,453,878.99   472,284.39  17,216,598.02   202,359.84   7,376,801.30    68,386.39 2,492,948.82
 SEP 15, 2001 1,000,000.00 35,453,878.99   472,284.39  16,744,313.63   202,359.84   7,174,441.46    68,386.39 2,424,562.43
 DEC 15, 2001 1,000,000.00 34,453,878.99   472,284.39  16,272,029.24   202,359.84   6,972,081.62    68,386.39 2,356,176.04
 MAR 15, 2002 1,000,000.00 33,453,878.99   472,284.39  15,799,744.85   202,359.84   6,769,721.78    68,386.39 2,287,789.65
 JUN 15, 2002 1,000,000.00 32,453,878.99   472,284.39  15,327,460.46   202,359.84   6,567,361.94    68,386.39 2,219,403.26
 SEP 15, 2002 1,000,000.00 31,453,878.99   472,284.39  14,855,176.07   202,359.84   6,365,002.10    68,386.39 2,151,016.87
 DEC 15, 2002 1,000,000.00 30,453,878.99   472,284.39  14,382,891.68   202,359.84   6,162,642.26    68,386.39 2,082,630.48
 MAR 15, 2003 1,000,000.00 29,453,878.99   472,284.39  13,910,607.29   202,359.84   5,960,282.42    68,386.39 2,014,244.09
 JUN 15, 2003 1,000,000.00 28,453,878.99   472,284.39  13,438,322.90   202,359.84   5,757,922.58    68,386.39 1,945,857.70
 SEP 15, 2003 1,000,000.00 27,453,878.99   472,284.39  12,966,038.51   202,359.84   5,555,562.74    68,386.39 1,877,471.31
 DEC 15, 2003 1,000,000.00 26,453,878.99   472,284.39  12,493,754.12   202,359.84   5,353,202.90    68,386.39 1,809,084.92
 MAR 15, 2004 1,000,000.00 25,453,878.99   472,284.39  12,021,469.73   202,359.84   5,150,843.06    68,386.39 1,740,698.53
 JUN 15, 2004 1,000,000.00 24,453,878.99   472,284.39  11,549,185.34   202,359.84   4,948,483.22    68,386.39 1,672,312.14
 SEP 15, 2004 1,000,000.00 23,453,878.99   472,284.39  11,076,900.95   202,359.84   4,746,123.38    68,386.39 1,603,925.75
 DEC 15, 2004        BALANCE DUE                 BALANCE DUE                 BALANCE DUE                 BALANCE DUE

WTD INDUSTRIES, INC.                                  EXHIBIT 2.04(a) (RESTATED 01/27/95)
ALLOCATION OF PRINCIPAL PAYMENTS                       to Credit and Security Agreement
FOR SECURED PROMISSORY NOTES                            Dated as of November 30, 1992
(RESTATED AS OF JAN 27, 1995)
                               18.729872% FOOTHILL          6.967066% FRANKLIN
                            ----------------------     ----------------------
                              PAYMENT       BALANCE       PAYMENT       BALANCE
                             ---------    -----------    ---------    -----------
BALANCE DEC 31, 1994                     9,506,136.53                4,189,593.97

PRINCIPAL PURCHASE
 JAN 27, 1995                       0.00 9,506,136.53     653,537.53 3,536,056.44
SCHEDULED PAYMENTS
 MAR 15, 1995                  42,142.21 9,463,994.32      15,675.90 3,520,380.54
 JUN 15, 1995                  42,142.21 9,421,852.11      15,675.90 3,504,704.64
 SEP 15, 1995                  42,142.21 9,379,709.90      15,675.90 3,489,028.74
 DEC 15, 1995                  42,142.21 9,337,567.69      15,675.90 3,473,352.84
 MAR 15, 1996                  42,142.21 9,295,425.48      15,675.90 3,457,676.94
 JUN 15, 1996                  42,142.21 9,253,283.27      15,675.90 3,442,001.04
 SEP 15, 1996                  42,142.21 9,211,141.06      15,675.90 3,426,325.14
 DEC 15, 1996                  42,142.21 9,168,998.85      15,675.90 3,410,649.24
 MAR 15, 1997                  42,142.21 9,126,856.64      15,675.90 3,394,973.34
 JUN 15, 1997                  42,142.21 9,084,714.43      15,675.90 3,379,297.44
 SEP 15, 1997                  42,142.21 9,042,572.22      15,675.90 3,363,621.54
 DEC 15, 1997                  42,142.21 9,000,430.01      15,675.90 3,347,945.64
 MAR 15, 1998                  74,919.49 8,925,510.52      27,868.26 3,320,077.38
 JUN 15, 1998                  74,919.49 8,850,591.03      27,868.26 3,292,209.12
 SEP 15, 1998                  74,919.49 8,775,671.54      27,868.26 3,264,340.86
 DEC 15, 1998                  74,919.49 8,700,752.05      27,868.26 3,236,472.60
 MAR 15, 1999                 187,298.72 8,513,453.33      69,670.66 3,166,801.94
 JUN 15, 1999                 187,298.72 8,326,154.61      69,670.66 3,097,131.28
 SEP 15, 1999                 187,298.72 8,138,855.89      69,670.66 3,027,460.62
 DEC 15, 1999                 187,298.72 7,951,557.17      69,670.66 2,957,789.96
 MAR 15, 2000                 187,298.72 7,764,258.45      69,670.66 2,888,119.30
 JUN 15, 2000                 187,298.72 7,576,959.73      69,670.66 2,818,448.64
 SEP 15, 2000                 187,298.72 7,389,661.01      69,670.66 2,748,777.98
 DEC 15, 2000                 187,298.72 7,202,362.29      69,670.66 2,679,107.32
 MAR 15, 2001                 187,298.72 7,015,063.57      69,670.66 2,609,436.66
 JUN 15, 2001                 187,298.72 6,827,764.85      69,670.66 2,539,766.00
 SEP 15, 2001                 187,298.72 6,640,466.13      69,670.66 2,470,095.34
 DEC 15, 2001                 187,298.72 6,453,167.41      69,670.66 2,400,424.68
 MAR 15, 2002                 187,298.72 6,265,868.69      69,670.66 2,330,754.02
 JUN 15, 2002                 187,298.72 6,078,569.97      69,670.66 2,261,083.36
 SEP 15, 2002                 187,298.72 5,891,271.25      69,670.66 2,191,412.70
 DEC 15, 2002                 187,298.72 5,703,972.53      69,670.66 2,121,742.04
 MAR 15, 2003                 187,298.72 5,516,673.81      69,670.66 2,052,071.38
 JUN 15, 2003                 187,298.72 5,329,375.09      69,670.66 1,982,400.72
 SEP 15, 2003                 187,298.72 5,142,076.37      69,670.66 1,912,730.06
 DEC 15, 2003                 187,298.72 4,954,777.65      69,670.66 1,843,059.40
 MAR 15, 2004                 187,298.72 4,767,478.93      69,670.66 1,773,388.74
 JUN 15, 2004                 187,298.72 4,580,180.21      69,670.66 1,703,718.08
 SEP 15, 2004                 187,298.72 4,392,881.49      69,670.66 1,634,047.42
 DEC 15, 2004                      BALANCE DUE                BALANCE DUE

EXHIBIT 2.05(b) (RESTATED 01/27/95)
Lenders' Percentages
(Restated as of January 27, 1995)



Principal                   47.228439 %
Northwestern                20.235984 %
Oppenheimer                  6.838639 %
Foothill                    18.729872 %
Franklin                     6.967066 %